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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       MAIN STREET AND MAIN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                       MAIN STREET AND MAIN INCORPORATED

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 17, 2003
       ------------------------------------------------------------------


Dear Stockholders:

     On behalf of your Board of Directors, we cordially invite you to attend the 2003 Annual Meeting of Stockholders of Main Street and Main Incorporated, a Delaware corporation. The Annual Meeting of Stockholders will be held at 10:00 a.m., on Tuesday, June 17, 2003 at Lon's Restaurant at the Hermosa Inn, 5532 North Palo Cristi Road, Paradise Valley, Arizona. All holders of the company's outstanding Common Stock as of the close of business on May 6, 2003, are welcomed to attend and entitled to vote at the meeting. At this year's meeting we will be asking you to vote on the following matters:

     1.  To  elect   directors  to  serve  until  the  next  Annual  Meeting  of
Stockholders and until their successors are elected and qualified.

     2. To ratify the appointment of KPMG LLP as the independent auditors of the company for the fiscal year ending December 29, 2003.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on May 6, 2003, our record date, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                        Sincerely,


                                        /s/ Michael J. Herron

                                        Michael J. Herron
                                        Secretary

Phoenix, Arizona
April 30, 2003

                        MAIN STREET AND MAIN INCORPORATED
                        5050 NORTH 40TH STREET, SUITE 200
                             PHOENIX, ARIZONA 85018

       ------------------------------------------------------------------
                                 PROXY STATEMENT
       ------------------------------------------------------------------


                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Main Street and Main Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, June 17, 2003, or at any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The meeting will be held at Lon's Restaurant at the Hermosa Inn, 5532 North Palo Cristi Road, Paradise Valley, Arizona.

     These proxy solicitation materials are being mailed on or about May 13, 2003, to all stockholders entitled to vote at the meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on May 6, 2003, our record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 14,142,000 shares of our common stock.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of our outstanding common stock constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the seven directors receiving the largest number of "for" votes of common stock of the company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for (1) the approval of the appointment of KPMG LLP as the independent auditors of the company for the fiscal year ending December 29, 2003, and (2) the approval of any other business that may properly come before the meeting.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted "for" the election of the nominees set forth in this proxy statement; and "for" the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 29, 2003.

REVOCABILITY OF PROXIES

     You may revoke a proxy at any time before its use by

     *    delivering to us written notice of revocation, or

     *    delivering to us a duly executed proxy bearing a later date, or

     *    attending the meeting and voting in person.

SOLICITATION

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to those beneficial owners. Certain of our directors and officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     Our 2002 Annual Report to Stockholders, which we mailed to you with or preceding this proxy statement, contains financial and other information about the activities of our company but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the "Compensation Committee's Report on Executive Compensation," "Report of the Audit Committee," and "Performance Graph" shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     UPON WRITTEN REQUEST, WE WILL PROVIDE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 30, 2002, AS FILED WITH THE SEC WITHOUT CHARGE TO EACH REQUESTING STOCKHOLDER OF RECORD AS OF THE RECORD DATE. WE ALSO WILL FURNISH ANY EXHIBITS LISTED IN THE FORM 10-K REPORT UPON REQUEST AT THE ACTUAL EXPENSE WE INCUR IN FURNISHING THE EXHIBIT. YOU SHOULD DIRECT ANY SUCH REQUESTS TO OUR SECRETARY AT OUR EXECUTIVE OFFICES AT 5050 NORTH 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018.

                         ELECTION OF CORPORATE DIRECTORS

NOMINEES

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors or stockholders. All directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified, or until their earlier resignation or removal.

     A board of eight directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. A director's term of office will continue until the next annual meeting of stockholders or until that director's successor has been elected and qualified.

     The following table sets forth certain information regarding the nominees for directors of our company:

NAME                                AGE     POSITIONS AND OFFICES PRESENTLY HELD WITH THE COMPANY
-----                               ---     -----------------------------------------------------
John F. Antioco(2)(3)..........     53      Chairman of the Board
Bart A. Brown, Jr..............     71      Chief Executive Officer and Director
William G. Shrader.............     55      President, Chief Operating Officer, and Director
Jane Evans(1)(3)...............     58      Director
John C. Metz(1)(2).............     63      Director
Debra Bloy.....................     48      Director
Wanda Williams(1)(2) (3).......     56      Director
Kenda B. Gonzales(1) ..........     45      Director

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee

(3)  Member of the Nominating Committee

     JOHN F. ANTIOCO has served as Chairman of the board of directors since August 9, 1996, and as a director of our company since January 8, 1996. Mr. Antioco has served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Inc. since July 1997. Mr. Antioco served as President and Chief Executive Officer of Taco Bell Corp from October 1996 to July 1997; as the Chairman of The Circle K Corporation from August 1995 until May 1996; and as President and Chief Executive Officer of Circle K from July 1993 until May 1996. Mr. Antioco joined Circle K as Chief Operating Officer in September 1991. Mr. Antioco was Chief Operating Officer of Pearle Vision Centers, Inc. from June 1990 to August 1991. From 1970 to 1990, Mr. Antioco held various positions with The Southland Corporation.

     BART A. BROWN, JR. has served as the Chief Executive Officer and as a director of our company since December 1996. Mr. Brown served as our President from December of 1996 to June 2001. Mr. Brown was affiliated with Investcorp International, N.A., an international investment banking firm, from April 1996 until December 1996. Mr. Brown served as the Chairman and Chief Executive Officer of Color Tile, Inc. at the request of Investcorp International, Inc., which owned all of that company's common stock, from September 1995 until March 1996. In January 1996, Color Tile filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Brown served as Chairman of the Board of The Circle K Corporation from June 1990, shortly after that company filed for reorganization under Chapter 11 of the United States Bankruptcy Code, until September 1995. From September 1994 until September 1996, Mr. Brown served as the Chairman and Chief Executive Officer of Spreckels Industries, Inc. Mr. Brown engaged in the private practice of law from 1963 through 1990 after seven years of employment with the Internal Revenue Service.

     WILLIAM G. (BILL) SHRADER has served as our President since June 2001 and as our Chief Operating Officer and a director of our company since March 1999. Mr. Shrader served as Executive Vice President of our company from March 1999 until June 2001. Prior to joining our Company, Mr. Shrader was Senior Vice President of Marketing for Tosco Marketing Company, a refiner and marketer of petroleum products, from February 1997 to March 1999. From August 1992 to February 1997, Mr. Shrader served in several capacities at Circle K Stores, Inc., including President of the Arizona Region, President of the Petroleum Products/Services Division, Vice President of Gasoline Operations, and Vice President of Gasoline Marketing. Mr. Shrader began his career in 1976 at The Southland Corporation and departed in 1992 as National Director of Gasoline Marketing.

     JANE EVANS has served as a director of our company since March 1997. Ms. Evans served as the Chief Executive Officer of Opnix, Inc. from May 2001 until April 2003. Ms. Evans served as President and Chief Executive Officer of Smart TV n/k/a Gamut Interactive, Inc. from April 1995 to May 2001. Ms. Evans served as Vice President and General Manager of U.S. West Communications, Home and Personal Services from February 1991 until March 1995; as President and Chief Executive Officer of Interpacific Retail Group from March 1989 until January 1991; as a General Partner of Montgomery Securities from January 1987 until February 1989; as President and Chief Executive Officer of Monet Jewelers from

May 1984 until December 1987; as Executive Vice President - Fashion Group of General Mills, Inc. from October 1979 until April 1984; as Vice President - Corporate Development of Fingerhut from November 1977 until September 1979; as President of Butterick Fashions from May 1974 until October 1977; and as
President of the I. Miller Division of Genesco, Inc. from May 1970 until May 1973. Ms. Evans serves on the Boards of Directors of the Philip Morris
Companies, Inc., Georgia-Pacific Corp., Kaufman & Broad Home Corp., and Petsmart, Inc.

     JOHN C. METZ has served as a director of our company since April 1996. Mr. Metz has served as Chairman and Chief Executive Officer of Metz Enterprises, Inc., a contract food management and retail restaurant company, since 1987. Metz Enterprises is a T.G.I. Friday's franchisee in the northeastern United States. Mr. Metz previously served as President and Chief Executive Officer of Custom Management Corporation, a contract food management corporation, from 1967 until 1987.

     DEBRA BLOY has served as a director of our company since October 2000. Ms. Bloy has over 24 years of experience as an owner and operator of several fine-dining restaurant concepts. Ms. Bloy was the sole owner and operator of two Bamboo Club restaurants located in Phoenix and Scottsdale, Arizona, until their sale to our company in 2000.

     WANDA WILLIAMS has served as a director of our company since July 2002. Ms. Williams is retired and has over 30 years of experience in Human Resources in public companies. Ms. Williams served as Vice President Human Resources for Tosco Corporation from 1996 to January 2002; as Vice President Human Resources for Circle K Corporation from 1992 to 1996; as Corporate Personnel Manager/Regional Human Resources Operations Manager for Southland Corporation from 1984 to 1992; and as Corporate Personnel Manager for Citgo Petroleum Corporation from 1971 to 1984.

     KENDA B. GONZALES has served as a director of our company since May 2003. Ms. Gonzales has served as the Chief Financial Officer of Apollo Group, Inc. since October1998. Ms. Gonzalez served as Senior Executive Vice President and Chief Financial Officer of UDC Homes, Inc. from July 1996 to August 1998, and held the same position at Continental Homes Holding Corp in July 1996, where she was employed from May 1985.. Prior to that Ms. Gonzalez was Certified Public accountant with Peat, Marwick, Mitchell and Company.

     There are no family relationships among any of our directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our bylaws authorize the board of directors to appoint among its members one or more committees consisting of one or more directors. The board of directors has appointed an Audit Committee, a Nominating Committee, and a Compensation Committee. The members of the Audit Committee are John C. Metz, Jane Evans, and Wanda Williams. The members of both the Nominating and the Compensation Committees are John F. Antioco, Jane Evans, and Wanda Williams. All of our committee members are independent directors, although John F. Antioco would not be considered independent for service as a member of the Audit Committee by virtue of his stock ownership.

     The Audit Committee oversees

     * the hiring and retention of the company's independent auditor and approval of its services to the company;

     * the integrity of the financial reports and other financial information provided by the company to the public, any governmental or regulatory body, or any other user of such financial statements;

     *    the company's systems of internal accounting and financial controls;

     * the independence and performance of the Company's internal and external auditors; and

     * compliance by the company with external legal and regulatory requirements as well as any legal compliance and ethics programs as may be established by the board and the company's management from time-to-time.

     The Compensation Committee makes recommendations to the board of directors concerning remuneration arrangements for senior management and directors. The Nominating Committee identifies individuals qualified to become board members, oversees the selection of board members to its committees, and oversees management continuity planning process. The board of directors has not appointed any other committees.

     The board of directors adopted new charters of the Audit, Compensation, and Nominating Committees in its January 2003 board meeting, copies of which are attached at Appendix A, Appendix B, and Appendix C.

     Our board of directors held a total of five meetings during the fiscal year ended December 30, 2002. Our Audit Committee met separately at four formal meetings during the fiscal year ended December 30, 2002. Our Compensation Committee met separately at one formal meeting during the fiscal year ended December 30, 2002. Our Nominating Committee was not appointed until March of 2003, and therefore did not meet during the fiscal year ended December 30, 2002. Attendance at meetings by our directors was either in person or telephonically. With the exception of Wanda Williams, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors, and
(ii) the total number of meetings held by all committees of the board of directors on which such director was a member.

DIRECTOR COMPENSATION

     Employees of our company do not receive additional compensation for serving as members of our board of directors. We have an employment agreement with Bart
A. Brown, Jr., our Chief Executive Officer, and William G. Shrader, our President and Chief Operating Officer, each of whom is a director of our company. See "Executive Compensation - Employment Agreements."

     During 2002, our non-employee directors received $15,000 in annual compensation plus $1,000 for each board of directors meeting attended in person and $500 for each telephonic board of directors meeting. We reimburse our directors' costs and expenses for attending meetings of the board of directors. Directors of our company are eligible to receive stock options and other awards under our 1999 and 2002 Incentive Stock Plans. See "Executive Compensation - 1999 Incentive Stock Plan and 2002 Incentive Stock Plan"

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of such forms that we received during fiscal 2002 and written representations that no other reports were required, we believe that each person that at any time during the fiscal year was a director, executive officer, or beneficial owner of 10% or more of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth, for the periods indicated, the compensation received by our Chief Executive Officer and our four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 30, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                --------------
                                                ANNUAL COMPENSATION               SECURITIES
                                        -----------------------------------       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY(S)       BONUS(S)     OPTIONS (#)(1)    COMPENSATION
---------------------------             ----       ---------       --------     --------------    ------------
Bart A. Brown, Jr.,                     2002        $300,500            -0-             -0-          $ 3,692
Chief Executive Officer                 2001        $311,538            -0-        150,000           $ 5,250
                                        2000        $278,846            -0-         50,000           $ 5,250

William G. Shrader,                     2002        $275,500            -0-         50,000           $ 3,701
President and Chief Operating           2001        $253,654       $150,000        100,000           $ 4,038
Officer                                 2000        $222,307       $ 70,000         50,000           $ 3,548

Michael Garnreiter, Executive Vice      2002        $170,115            -0-        100,000               -0-
President Finance, Chief Financial
Officer and Treasurer (3)

Jeff Smit, Senior Vice President of     2002        $125,500            -0-         15,000           $ 2,654
Restaurant Operations (4)               2001        $124,423       $ 20,000         15,000           $ 2,944

Mathew J. Wickesberg, Vice President    2002        $115,500            -0-         35,000           $ 1,531
of Planning and Financial Analysis

----------
(1) Except as otherwise indicated, the exercise prices of the options granted were the fair market value of our common stock on the date of grant.
(2)  Represents matching contributions we made to our 401(k) plan.
(3)  Michael Garnreiter joined the company on April 1, 2002.
(4)  Jeffrey  Smit  was  appointed  to  Senior  Vice   President  of  Restaurant
     Operations on June 1, 2001.

     Officers and key personnel of our company are eligible to receive stock options and awards under our 1995 Stock Option Plan, 1999 Incentive Stock Plan and 2002 Incentive Stock Plan. Also, our executive officers participate in a non-qualified officers option program and medical insurance benefits that are generally available to all of our employees.

OPTION GRANTS

     The following table provides information on stock options granted to the named executive officers during our fiscal year ended December 30, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUE
                               ------------------------------------------------------        AT ASSUMED ANNUAL
                                 NUMBER OF       % OF TOTAL                                RATES OF STOCK PRICE
                                SECURITIES        OPTIONS                                 APPRECIATION FOR OPTION
                                UNDERLYING        GRANTED       EXERCISE                            TERM(2)
                                  OPTIONS       TO EMPLOYEES      PRICE    EXPIRATION   --------------------------
            NAME               GRANTED(#)(1)   IN FISCAL YEAR    ($/SH)       DATE         5%                10%
            ----               -------------   --------------    ------       ----      --------          --------
Bart A. Brown Jr. ........            --              --              --          --          --                --
William G. Shrader........        50,000            11.2%          $4.16    07/23/12    $130,810          $331,498
Michael Garnreiter........       100,000            22.5%          $5.81    04/01/12    $365,388          $925,964
Jeffrey Smit .............        15,000             3.4%          $4.16    07-23-12    $ 39,243          $ 99,450
Mathew J. Wickesberg......        35,000             7.9%       30,000 @                $113,390          $287,352
                                                                   $6.01    05/02/12
                                                                 5,000 @
                                                                   $4.16    07/23/12    $ 13,081          $ 33,150

----------
(1) The options were granted at the fair market value of the shares on the date of grant and have 10-year terms.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

FISCAL YEAR-END OPTION HOLDINGS

     The following table provides information on option exercises in fiscal 2002 by each of the named executive officers and the values of each such officer's unexercised options at December 30, 2002.

                             YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES                             OPTIONS AT                IN-THE-MONEY OPTIONS
                          ACQUIRED                         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                             ON            VALUE      ---------------------------   ---------------------------
      NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----              ------------   ------------   -----------   -------------   -----------   -------------
Bart A. Brown Jr.            -0-           -0-         1,200,000            -0-        $ -0-          $ -0-
William G. Shrader           -0-           -0-           316,667        133,333        $ -0-          $ -0-
Michael Garnreiter           -0-           -0-               -0-        100,000        $ -0-          $ -0-
Jeffrey Smit                 -0-           -0-            90,333         31,667        $ -0-          $ -0-
Mathew J. Wickesberg         -0-           -0-             9,167         43,333        $ -0-          $ -0-

----------
(1) Calculated based upon the closing stock price of our common stock on the Nasdaq National Market on December 30, 2002, of $1.90 per share. The exercise prices of certain of the options held by the named executive officers on December 30, 2002 were equal to or greater than $1.90 per share.

STOCK OPTION PLANS

     We have options outstanding under four stock option plans: the 1990 Stock Option Plan, the 1995 Stock Option Plan, the 1999 Incentive Stock Plan, and the 2002 Incentive Stock Option Plan. Each of these plans permit us to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code, as well as nonqualified stock options. These plans also permit us to make other stock-based awards, including grants of shares of common stock and stock appreciation rights, or SARs.

     We may grant options and awards under our stock option plans to employees, directors, and independent contractors who provide services to our company. We may grant options that are incentive stock options only to key personnel of our company or our subsidiaries who are also employees of our company or our subsidiaries. The terms and conditions of incentive stock options must be consistent with the qualification requirements set forth in the Internal Revenue Code. The exercise price of all incentive stock options must be at least equal to the fair market value of our common stock on the date of the grant or, in the case of incentive stock options granted to a person who holds 10% or more of the voting power of our stock, at least 110% of the fair market value of our common stock on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of incentive stock options granted to a person who holds 10% or more of the voting power of our stock).

     To exercise an option, the option-holder will be required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, check, or shares of our common stock.

     SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price on the date the SAR was granted or became effective to the market value of the common stock on the date first exercised or surrendered. Stock awards will entitle the recipient to receive shares of our common stock directly. Cash awards will entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of our common stock or other securities of our company.

     Our board of directors administers our option plans. Our board of directors may delegate all or any portion of its authority and duties under our option plans to one or more committees appointed by our board of directors under such conditions and limitations as our board of directors may from time to time establish. Our board of directors and/or any committee that administers our plans has the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award.

     A maximum of 250,000 shares of common stock were originally available for issuance under the 1990 Plan. The 1990 Plan expired on July 24, 2000, which means that no new options may be granted under the 1990 Plan. As of April 1, 2003, 19,750 shares of common stock have been issued upon exercise of options granted pursuant to the 1990 Plan and there were outstanding options to purchase 88,500 shares of common stock under the 1990 Plan. No incentive awards other than stock options have been granted under the 1990 Plan. Any options granted under the 1990 Plan will remain outstanding until their respective expiration dates or earlier termination in accordance with their respective terms.

     A maximum of 325,000 shares of common stock may be issued under the 1995 Plan. As of April 1, 2003, 52,750 shares of common stock have been issued upon exercise of options granted under the 1995 Plan and there were outstanding options to acquire 272,250 shares of common stock under the 1995 Plan. Accordingly, no additional shares remain available for grants under the 1995 Plan. The 1995 Plan will remain in effect until January 8, 2006. The 1995 Plan included an automatic program that provided for the automatic grant of options to non-employee directors of our company. Because there currently is not a sufficient number of shares remaining authorized under the 1995 Plan to permit grants under the automatic program, our board of directors discontinued the automatic program in 1999.

     A maximum of 1,000,000 shares of common stock may be issued under the 1999 Plan. The maximum number of shares covered by awards granted to any individual in any year may not exceed 15% of the total number of shares that may be issued under the 1999 Plan. As of April 1, 2003, 78,995 shares of common stock have been issued upon exercise of options granted under the 1999 Plan and there were outstanding options to acquire 921,005 shares of common stock under the 1999

Plan. Accordingly, no additional shares remain available for grant under the 1999 Plan. The 1999 Plan will remain in effect until February 19, 2009, unless sooner terminated by the board of directors.

     A maximum of 1,000,000 shares of common stock may be issued under the 2002 Plan. The maximum number of shares covered by awards granted to any individual in any year may not exceed 15% of the total number of shares that may be issued under the 2002 Plan. As of April 1, 2003, no shares of common stock have been issued upon exercise of options granted under the 2002 Plan and there were outstanding options to acquire 310,667 shares of common stock under the 2002 Plan. An additional 689,333 shares remain available for grant under the 2002 Plan. The 2002 Plan will remain in effect until June 26, 2012, unless sooner terminated by the board of directors.

NON-QUALIFIED AND OFFICER OPTION PROGRAM

     In addition to the employee incentive stock plans, we have issued options for 2,045,000 to executive officers and directors at prices generally equal to or above fair market value at the date of grant, at prices ranging from $2.00 to $5.00 per share.

401(k) PROFIT SHARING PLAN

     Our qualified 401(k) Profit Sharing Plan was adopted by our board of directors on January 14, 1991, effective as of January 1, 1991, and covers corporate management and restaurant employees. The 401(k) Plan currently provides for a matching contribution equal to 50% of the first 4% of the salary deduction a participant elects to defer as a contribution to the 401(k) Plan. The 401(k) Plan further provides for a special discretionary contribution equal to a percentage of a participant's salary to be determined each year by our company. We also may contribute a discretionary amount in addition to the special discretionary contribution. Contributions to the 401(k) Plan by our company for fiscal 2002 totaled approximately $257,000.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our various stock option plans as of December 30, 2002:

                                                                                                   Number of Securities
                                                                                                   Remaining Available for
                                     (a)Number of securities to                                    Future Issuance Under
                                     be Issued Upon Exercise of    (b)Weighted Average Exercise    Equity Compensation Plans
                                     Outstanding Options,          Price of Outstanding            (Excluding Securities
Plan Category                        Warrants, and Rights          Options, Warrants, and Rights   Reflected in Column (a))
                                     --------------------------    -----------------------------   ------------------------
Equity Compensation Plans
Approved by Stockholders.......                3,487,420                   $     3.32                          821,078
Equity Compensation Plans Not
Approved by Stockholders ......                       --                          --                                --
                                              ----------                   ----------                       ----------
Total...........................               3,487,420                   $     3.32                          821,078
                                              ==========                   ==========                       ==========

EMPLOYMENT AGREEMENTS

     We are a party to an employment agreement with Bart A. Brown, Jr. with a term through December 31, 2003. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 60 days' written notice. Mr. Brown's employment agreement provides for him to serve as the Chief Executive Officer of our company. The employment agreement provides for Mr. Brown to receive a minimum salary of $250,000 per annum and as a result of a discretionary increase from the board of directors, Mr. Brown is currently receiving a salary of $300,000 per annum. In addition, the employment agreement provides that Mr. Brown will be eligible to receive discretionary bonuses in amounts determined by our board of directors. The employment agreement contains provisions regarding non-competition, non-solicitation of employees, and non-disclosure of confidential information.

     The employment agreement provides for Mr. Brown to receive his fixed compensation to the date of the termination of his employment by reason of resignation or as a result of termination of employment "for cause," as defined in the agreement. In the event of the termination of employment by reason of death or disability, the employment agreement provides for the payment of fixed compensation to Mr. Brown for a period of one year from the date of death or disability. If we terminate Mr. Brown's employment other than "for cause" or in the event of any termination of employment following any "change in control" of our company, as defined in the agreement, the employment agreement also provides for Mr. Brown to receive his fixed compensation as if his employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that would not be offset would be "phantom income" (i.e., income without cash) to our company. A change in control would include a merger or consolidation of our company, a sale of all or substantially all of our assets, a change in the identity of a majority of the members of our board of directors, or an acquisition of more than 15% of our common stock, subject to certain limitations.

     We are a party to an employment agreement with William G. Shrader with a term through December 31, 2004. Mr. Shrader's employment agreement provides for him to serve as the President and Chief Operating Officer of our company. The employment agreement provides for Mr. Shrader to receive a salary of $300,000 per annum in 2003, which salary shall increase by the amount of $25,000 in each succeeding year of its term. In addition, the employment agreement provides that Mr. Shrader will be eligible to receive discretionary bonuses in amounts determined by our board of directors. The employment agreement contains provisions regarding non-competition, non-solicitation of employees, and non-disclosure of confidential information.

     The employment agreement provides for Mr. Shrader to receive his fixed compensation to the date of the termination of his employment by reason of resignation or as a result of termination of employment "for cause" as defined in the agreement. In the event of the termination of employment by reason of death or disability, the employment agreement provides for the payment of fixed compensation to Mr. Shrader for a period of 18 months from the date of death or disability. If we terminate Mr. Shrader's employment other than "for cause", the agreement provides for Mr. Shrader to receive his fixed compensation as if his employment had not been terminated. In the event of any termination of employment following any "change in control, wherein Mr. Shrader is not offered the same or a better position" in our company, as defined in the agreement, the employment agreement also provides for Mr. Shrader to receive 24 months salary.
Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that would not be offset would be "phantom income" (i.e., income without cash) to our company.

     We are a party to an employment agreement with Michael Garnreiter with a term through March 31, 2005. Mr. Garnreiter's employment agreement provides for him to serve as the Executive Vice President, Chief Financial Officer, and Treasurer of our company. The employment agreement provides for Mr. Garnreiter to receive a salary of $235,000 per annum in 2003, which salary shall increase by the amount of $10,000 in each succeeding year of its term. The employment agreement also contains provisions governing the compensation due Mr. Garnreiter in the event of termination of his employment.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation and bylaws provide that our company will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, or agent of our company or who serves or served any other enterprise or organization at the request of our company. Under Delaware law, to the extent that an indemnitee is successful on the merits of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we will indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, an indemnitee may be indemnified under Delaware law against both (a) expenses, including attorneys' fees, and (b) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, except that if the indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses. Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company. We also may advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors deems appropriate. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2002, our Compensation Committee consisted of John F. Antioco, Jane Evans, John C. Metz, and Debra Bloy. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors and except that Debra Bloy received the sum of $120,000, pursuant to a consulting agreement entered into when she, as one of the sellers, sold the Bamboo Club restaurant concept to the company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     Decisions on compensation of our executives are made by the Compensation Committee, consisting of independent members of our board of directors appointed by our board of directors. The board of directors and the Compensation Committee make every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals.

     Our compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of our company.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our company's financial results as well as the achievement of personal and corporate objectives that will contribute to the long-term success of our company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if our stock price does not appreciate, but may provide substantial rewards to executives as all of our company's stockholders benefit from stock price appreciation.

     We follow a subjective and flexible approach rather than an objective or formulaic approach to compensation. Various factors receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 30, 2002, the committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in the restaurant industry.

BASE SALARY AND ANNUAL INCENTIVES

     Base salaries for executive positions are established relative to our financial performance and comparable positions in similarly sized companies. The committee from time to time may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the committee also takes into account individual experience and performance, salary levels relative to other positions with our company, and specific needs particular to our company.

     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. We awarded minimal bonuses to some of our executive staff, administrative staff, and operations management staff for their performance during the fiscal year ended December 30, 2002.

STOCK OPTION GRANTS

     We believe in tying executive rewards directly to the long-term success of our company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. We granted options to our executive officers during fiscal 2002. See "Executive Compensation - Option Grants".

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of our company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage equal to one times base salary to a maximum of $50,000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Bart A. Brown, Jr. has served as our Chief Executive Officer since December 16, 1996. In addition, prior to June 2001 he also served as our President. Effective January 1, 1999, we entered into a new employment agreement with Mr. Brown. See "Executive Compensation - Employment Agreements." The board of directors determined Mr. Brown's salary based on a number of factors, including our company's performance, Mr. Brown's individual performance, and salaries paid by comparable companies. Mr. Brown did not receive a bonus in fiscal 2002. See "Executive Compensation - Summary Compensation Table."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year.

Our board of directors has adopted a written charter for the Compensation Committee, which is attached as APPENDIX B.

     This report has been furnished by the members of the Compensation Committee of our board of directors.

     John F. Antioco, Compensation Committee Chair
     Jane Evans
     John C. Metz

                          REPORT OF THE AUDIT COMMITTEE

     Our board of directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of our company and management, as that term is defined in the Nasdaq listing standards.

     The primary responsibilities of the Audit Committee are as follows:

     * to oversee the accounting and financial reporting processes of the company and audits of the financial statements of the company, and

     * to provide assistance to the board of directors with respect to its oversight of:

          *    the integrity of the company's consolidated financial statements;

          *    the company's compliance with legal and regulatory requirements;

          *    the independent auditor's qualifications and independence; and

          * the performance of the company's internal audit function and independent auditors.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the committee reviewed our audited consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The committee discussed with our company's independent auditors the overall scope and plans for their audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, our internal controls, and the overall quality of our financial reporting.

     Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 30, 2002, for filing with the Securities and Exchange Commission.

     Our board of directors has adopted a written charter for the Audit Committee, which is attached as APPENDIX A.

     Jane Evans, Audit Committee Chair
     Jane C. Metz, Audit Committee Member
     Wanda Williams, Audit Committee Member

                                PERFORMANCE GRAPH

     The following line graph compares  cumulative total stockholder returns for
(a) our common stock; (b) the Nasdaq Stock Market (U.S.) Index; and (c) a peer group, consisting of Avado Brands, Inc., Cheesecake Factory, Inc., Cooker Restaurant Corp., Eateries, Inc., and O' Charleys, Inc.

     The graph assumes an investment of $100 in each of our common stock, the peer group, and the index on December 29, 1997. The calculation of cumulative stockholder return on the peer group and the index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The stock price and index performance shown in the graph are not necessarily indicative of future results.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG MAIN STREET AND MAIN INCORPORATED,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                THE DOW JONES RESTAURANTS INDEX AND A PEER GROUP

                                    [GRAPH]

                                                           CUMULATIVE TOTAL RETURN
                                      ---------------------------------------------------------------
                                      12/30/96   12/29/97   12/28/98   12/27/99   12/25/00   12/31/01
                                      --------   --------   --------   --------   --------   --------
MAIN STREET AND MAIN INCORPORATED      100.00     172.22     190.74     188.92     177.78     292.74
NASDAQ STOCK MARKET (U.S.)             100.00     120.22     172.19     314.60     197.26     153.54
DOW JONES RESTAURANTS                  100.00     100.07     139.03     141.44     126.76     128.40
PEER GROUP                             100.00     114.33     113.89     102.69     159.40     198.00

* $100 Invested on 12/31/96 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2003 by (a) each of our directors,
(b) each of our named executive officers, (c) all directors and executive officers as a group, and (d) each person known by us to beneficially own more than 5% of our common stock.

                         NAME OF                            AMOUNT AND NATURE OF       APPROXIMATE PERCENTAGE
                   BENEFICIAL OWNER(1)                     BENEFICIAL OWNERSHIP(2)    OF OUTSTANDING SHARES(3)
                   -------------------                     -----------------------    ------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
John F. Antioco ........................................         4,316,193(4)                    31%
Bart A. Brown, Jr ......................................         2,849,000(5)                    20%
William G. Shrader .....................................           488,179(6)                     3%
Jane Evans .............................................            27,500(7)                     *
John C. Metz ...........................................            45,000(8)                     *
Debra Bloy .............................................            80,300                        *
Wanda Williams .........................................            15,000                        *
Kenda B. Gonzalez ......................................            15,000                        *
Michael Garnreiter .....................................           105,000(9)                     1%
Jeff Smit ..............................................           122,750                        1%
Michael J. Herron ......................................            19,450                        *
Mathew J. Wickesberg ...................................            56,951                        *
Stephanie Barbini ......................................             5,000                        *
All directors and officers as a group (12 persons) .....         8,145,323                       58%

5% STOCKHOLDERS:
Shamrock Master Fund ...................................           800,461(10)                    6%
Dane Andreeff ..........................................           772,261(11)                    5%

----------
*    Less than 1.0%.
(1) Each of such persons may be reached through our company at 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.
(2) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 31, 2003 by the exercise of vested stock options or conversion of convertible notes.
(3) Based on 14,061,599 shares of common stock outstanding on March 31, 2002. The percentages shown include the shares of common stock actually owned as of March 31, 2002 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 31, 2003 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(4) Represents 2,171,596 shares of common stock held by Mr. Antioco, vested options to acquire 422,500 shares of common stock held by Mr. Antioco, and 1,722,097 shares of common stock held by Antioco Limited Partnership. Mr. Antioco is the sole managing member of Antioco Management LLC, which is the sole general partner of Antioco Limited Partnership. A trust for the benefit of descendants of Mr. Antioco and his spouse is the sole limited partner of the partnership. As managing member of the partnership's general partner, Mr. Antioco has sole power to vote or dispose of shares held by the partnership and therefore may be deemed to be the beneficial owner of shares held by Antioco Limited Partnership. Mr. Antioco disclaims beneficial ownership of shares held by Antioco Limited Partnership except to the extent that his individual interest in such shares arises from his interest in the partnership, and this proxy statement shall not be deemed to be an admission that Mr. Antioco is the beneficial owner of these shares for any purpose.

(5) Includes vested options to purchase 1,200,000 shares of common stock held by Mr. Brown.
(6) Includes vested options to purchase 450,000 shares of common stock held by Mr. Shrader.
(7) Represents vested options to purchase 27,500 shares of common stock held by Ms. Evans.
(8) Includes vested options to purchase 30,000 shares of common stock held by Mr. Metz.
(9) Includes vested options to purchase 33,333 shares of common stock held by Mr. Garnreiter.
(10) Based on the Schedule 13G dated September 27, 2001 with the SEC, Shamrock Master Fund, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.
(11) Based on the Schedule 13G dated October 28, 2002 with the SEC, Dane Andreeff, 450 Laurel Street, Baton Rouge, Louisiana 70801.

                              CERTAIN TRANSACTIONS

     We have adopted a policy that we will not enter into any transactions with directors, officers, or holders of more than 5% of our common stock on terms that are less favorable to our company than we could obtain from independent third parties and that any loans to directors, officers, or 5% stockholders will be approved by a majority of our disinterested directors.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On August 27, 2001, our company dismissed Arthur Andersen LLP as its independent accountants. The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the years ended December 27, 1999 and December 25, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Our board of directors and Audit Committee participated in and approved the decision to change independent accountants. In connection with the audits for the fiscal years ended December 27, 1999 and December 25, 2000 and through August 27, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to them in their report on the financial statements for those years. During the fiscal years ended December 27, 1999 and December 25, 2000 and through August 27, 2001, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). We requested a letter from Arthur Andersen LLP stating whether or not it agreed with the above statements. A copy of such letter from Arthur Andersen LLP dated September 14, 2001 was filed as Exhibit 16 to our Current Report on Form 8-K/A filed with the SEC on November 14, 2001.

     We engaged KPMG LLP as our new independent accountants as of August 27, 2001. During the fiscal years ended December 27, 1999 and December 25, 2000 and through August 27, 2001, we had not consulted with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, whether complete or proposed; (2) the type of audit opinion that might be rendered on our financial statements, and in no case was a written report provided to us nor was oral advice provided that we concluded was an important factor in reaching a decision as to an accounting, auditing, or financial reporting issue; or (3) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

FEES

     The following table presents fees for professional services rendered by KPMG LLP to our company for fiscal 2001 and 2002.

                                              Fiscal 2002     Fiscal 2001
                                              -----------     -----------
Audit Fees.................................    $  99,000       $  71,000
Audit-Related Fees.........................    $  12,000             -0-
Tax Fees...................................    $  70,866       $  39,818
All Other Fees.............................          -0-             -0-
         Total.............................    $ 181,866       $ 110,818

AUDIT COMMITTEE PRE-APPROVAL

     Pursuant to the audit committee charter, the Audit Committee must approve in advance any significant audit or non-audit engagement or relationship between out company and the independent auditors. As a result, the Audit Committee pre-approved the provision of all audit-related services, tax services, and other services provided by KPMG LLP.

     The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

     The Audit Committee has appointed KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of our company for the fiscal year ending December 29, 2003 and recommends that stockholders vote in favor of the ratification of such appointment. The board anticipates that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     We must receive stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of our company to be held during calendar 2004 no later than December 31, 2003 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2004, except in circumstances where (a) we receive notice of the proposed matter no later than March 16, 2004 and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as our board of directors may recommend.

                                                           Dated: April 30, 2003

                                   APPENDIX A


                        MAIN STREET AND MAIN INCORPORATED

                                 (THE "COMPANY")


                             AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of Audit Committee (the "Committee") shall be as follows:

     1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

     2. To provide assistance to the Board of Directors with respect to its oversight of:

          (a)  The integrity of the Company's financial statements;

          (b)  The Company's compliance with legal and regulatory requirements;

          (c)  The independent auditor's qualifications and independence; and

          (d) The performance of the Company's internal audit function and independent auditors.

     3. To prepare the report that SEC rules require be included in the Company's annual proxy statement.

COMPOSITION

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

QUALIFICATIONS

     All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

     * the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

     * the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time,

     *    no such person may serve as the Chairman of the Committee, and

     *    no such person may serve on the Committee for more than two years.

COMPENSATION

     No member of the Committee shall receive compensation other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

APPOINTMENT AND REMOVAL

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

DELEGATION TO SUBCOMMITTEES

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

     The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company's financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company's by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

     The Committee shall be given full access to the Company's employees who perform the internal audit function, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company's exposure to risk.

DOCUMENTS/REPORTS REVIEW

1. Discuss with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Discuss with management and the independent auditors prior to the Company's filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

3. Discuss with management and the independent auditors the Company's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (I.E., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4. Discuss with management and the independent auditors the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

INDEPENDENT AUDITORS

5. Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6. Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7. Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than "prohibited nonauditing services," as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.   Review,   at  least  annually,   the   qualifications,   performance,   and
     independence of the independent auditors. In conducting its review and evaluation, the Committee should:

          (a) At least  annually  obtain  and  review a report by the  Company's independent auditor describing (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Company;

          (b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

          (c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

          (d) Take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function).

FINANCIAL REPORTING PROCESS

10. In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (d) major issues as to the adequacy of the Company's internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company's management.

11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12. Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

13. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company's internal audit function.

LEGAL COMPLIANCE/GENERAL

14. Review periodically, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

15. Discuss with management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

16. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

REPORTS

18. Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19. Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

20. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21. Maintain minutes or other records of meetings and activities of the Committee.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, as well as the independent auditors, have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

                                   APPENDIX B


                        MAIN STREET AND MAIN INCORPORATED

                                 (THE "COMPANY")


                          NOMINATING COMMITTEE CHARTER

PURPOSE

     The purpose of the Nominating Committee (the "Committee") shall be as follows:

     1. To identify individuals qualified to become board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders; and

     2. To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

COMPOSITION

     The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" in accordance with the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act. One director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee provided that the person is an officer who owns or controls more than 20% of the Company's voting securities.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

     * the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

     * the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time, and

     *    no such person may serve as the Chairman of the Committee.

     Notwithstanding the foregoing, under no circumstances shall the Committee consist of more than one non-independent director.

APPOINTMENT AND REMOVAL

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

DELEGATION TO SUBCOMMITTEES

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or experts and any other terms of retention.

BOARD SELECTION, COMPOSITION, AND EVALUATION

1. Establish criteria for the selection of new directors to serve on the Board of Directors.

2. Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3. Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

4. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve, as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6. Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8. Oversee the evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

COMMITTEE SELECTION AND COMPOSITION

9. Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

10. Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11. Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12. Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

CONTINUITY / SUCCESSION PLANNING PROCESS

13. Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

REPORTS

14. Report regularly to the Board of Directors (a) following meetings of the Committee, (b) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities, and (c) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

15. Maintain minutes or other records of meetings and activities of the Committee.

                                   APPENDIX C


                        MAIN STREET AND MAIN INCORPORATED

                                 (THE "COMPANY")


                         COMPENSATION COMMITTEE CHARTER

PURPOSE

     The purpose of the Compensation Committee (the "Committee") shall be as follows:

     1. To discharge the responsibilities of the Board of Directors relating to the Company's compensation programs and compensation of the Company's executives; and

     2. To produce an annual report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations of the NASDAQ Stock Market, Securities and Exchange Commission (the "SEC"), and other regulatory bodies.

COMPOSITION

     The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

     * the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

     * the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time, and

     *    no such person may serve on the Committee for more than two years.

APPOINTMENT AND REMOVAL

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

DELEGATION TO SUBCOMMITTEES

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.

     As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO and any other corporate officers as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

     All non-management directors who are not members of the committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain, without seeking Board approval outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

SETTING COMPENSATION FOR EXECUTIVE OFFICERS AND DIRECTORS

1.   Establish and review the overall compensation philosophy of the Company.

2.   Review and approve the Company's corporate goals and objectives relevant to
     CEO  and  other  executive   officers'   compensation,   including   annual
     performance objectives.

3. Evaluate the performance of the CEO and other executive officers in light of those goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO and other executive officers.

4. In determining the long-term incentive component of compensation for the CEO and other executive officers, the Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs and other executive officers at comparable companies, and the awards give to the Company's CEO and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m).

5.   In connection with executive compensation programs:

     (a) Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

     (b)  Review on a periodic basis the  operations of the Company's  executive
          compensation   programs  to   determine   whether  they  are  properly
          coordinated and achieving their intended purposes;

     (c) Establish and periodically review polities for the administration of executive compensation programs; and

     (d) Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

6. Establish and periodically review policies in the area of senior management perquisites.

7. Consider policies and procedures pertaining to expense accounts of senior executives.

8. Review and recommend to the full Board of Directors compensation of directors as well as director's and officer's indemnification and insurance matters.

9. Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements, and loans to employees made or guaranteed by the Company.

MONITORING INCENTIVE AND EQUITY-BASED COMPENSATION PLANS

10. Review and make recommendations to the Board of Directors with respect to the Company's incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

11. Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company's shareholders.

12.  Review and make recommendations to the full Board of Directors, or approve,
     all  awards  of  shares  or  share   options   pursuant  to  the  Company's
     equity-based plans.

13. Monitor compliance by executives with the rules and guidelines of the Company's equity-based plans.

14.  Review and monitor employee pension, profit sharing, and benefit plans.

15. Select, retain, and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

REPORTS

16.  Prepare an annual  report on executive  compensation  for  inclusion in the
     Company's  proxy   statement  in  accordance  with  applicable   rules  and
     regulations of the NASDAQ, SEC, and other applicable regulatory bodies.

17. Report regularly to the Board of Directors with respect to matters that are relevant to the Committee's discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18. Maintain minutes or other records of meetings and activities of the Committee.